Exhibit 99.2

UNITED STATES DISTRICT COURT
EASTERN DISTRICT OF NEW YORK

IN RE VIRGIN GALACTIC HOLDINGS, INC. DERIVATIVE LITIGATION	Lead Case No. 1:22-cv-00933-OEM-LKE **EXHIBIT C**

NOTICE OF PENDENCY AND PROPOSED SETTLEMENT OF STOCKHOLDER DERIVATIVE ACTIONS

TO: **ALL RECORD HOLDERS AND BENEFICIAL OWNERS OF VIRGIN GALACTIC HOLDINGS, INC. ("VIRGIN GALACTIC" OR THE "COMPANY") COMMON STOCK AS OF APRIL 23, 2026.**

PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. THIS NOTICE RELATES TO A PROPOSED SETTLEMENT AND DISMISSAL WITH PREJUDICE OF STOCKHOLDER DERIVATIVE LITIGATION AND CONTAINS IMPORTANT INFORMATION REGARDING YOUR RIGHTS.

IF THE COURT APPROVES THE SETTLEMENT OF THE DERIVATIVE ACTIONS, VIRGIN GALACTIC STOCKHOLDERS WILL BE FOREVER BARRED FROM CONTESTING THE APPROVAL OF THE PROPOSED SETTLEMENT AND DISMISSAL WITH PREJUDICE, AND FROM PURSUING PLAINTIFFS' RELEASED CLAIMS.

THIS ACTION IS NOT A "CLASS ACTION." THUS, THERE IS NO COMMON FUND UPON WHICH YOU CAN MAKE A CLAIM FOR A MONETARY PAYMENT.

PLEASE TAKE NOTICE that this action is being settled on the terms set forth in a Stipulation and Agreement of Settlement dated April 23, 2026 (the "Stipulation"). The purpose of this Notice is to inform you of:

- the existence of the above-captioned consolidated stockholder derivative action pending in the United States District Court for the Eastern District of New York (the "Court"), *In re Virgin Galactic Holdings, Inc. Derivative Litigation*, Lead Case No. 1:22-cv-00933-OEM-LKE (E.D.N.Y.) (the "Demand Futile Action");

- the existence of a similar stockholder derivative action pending in the Court, captioned *St. Jean v. Branson, et al.*, Case No. 1:22-cv-07551-LDH-SDE (E.D.N.Y.) (the "Demand Refused Action" and together with the Demand Futile Action, the "Derivative Actions");

- the proposed settlement between Plaintiffs[1] and Defendants (together, "Parties") reached in the Derivative Actions (the "Settlement");

- the hearing to be held by the Court to consider the fairness, reasonableness, and adequacy of the Settlement and dismissal of the Demand Futile Action with prejudice;

- Plaintiffs' Counsel's application to the Court for the Fee and Expense Amount; and

- Plaintiffs' Counsel's application to the Court for case Service Awards to the five Plaintiffs.

[1] Except as otherwise expressly provided below or as the context otherwise requires, all capitalized terms contained herein shall have the same meanings and/or definitions as set forth in the Stipulation.

This Notice describes what steps you may take in relation to the Settlement. This Notice is not an expression of any opinion by the Court about the truth or merits of Plaintiffs' claims or Defendants' defenses. This Notice is solely to advise you of the proposed Settlement of the Derivative Actions and of your rights in connection with the proposed Settlement.

Summary

On April 23, 2026, Virgin Galactic, in its capacity as a nominal defendant, entered into the Stipulation to resolve the Derivative Actions, which Stipulation was filed in the Court. The Derivative Actions were brought derivatively on behalf of Virgin Galactic against certain current and former directors and officers of the Company. Virgin Galactic was named as a nominal defendant in the Derivative Actions. The Stipulation and the settlement contemplated therein (the "Settlement"), subject to the approval of the Court, are intended by the Parties to fully, finally, and forever compromise, resolve, discharge, and settle Plaintiffs' Released Claims and to result in the dismissal of the Derivative Actions with prejudice, upon the terms and subject to the conditions set forth in the Stipulation.

The consideration for the proposed Settlement includes: (1) a cash payment of two million seven hundred fifty thousand dollars ($2,750,000.00) (the "Cash Payment"), which the Defendants shall cause their insurer(s) to pay to Virgin Galactic; and (2) Virgin Galactic's agreement to adopt and maintain certain corporate governance reforms and procedures, as outlined in Exhibit A to the Stipulation (the "Reforms"), which shall be maintained for three years. Additionally, Virgin Galactic shall pay, subject to Court approval, one million three hundred seventy-five thousand dollars ($1,375,000.00) to Plaintiffs' Counsel for their attorneys' fees and expenses (the "Fee and Expense Amount") based on the substantial benefit that will be conferred upon the Company and its stockholders by the settlement consideration. Plaintiffs' Counsel shall also apply to the Court for service awards to be paid to the five Plaintiffs in an amount of up to two thousand five hundred dollars ($2,500.00) each (the "Service Awards"), to be paid out of the Fee and Expense Amount.

This notice is a summary only and does not describe all of the details of the Stipulation. For full details of the matters discussed in this summary, please see the full Stipulation and its exhibits posted on the Investor Relations page of the Company's website, https://investors.virgingalactic.com/overview/default.aspx, contact Plaintiffs' Counsel as set forth below, or inspect the full Stipulation filed with the Clerk of the Court.

What are the Lawsuits About?

The Derivative Actions are brought derivatively on behalf of nominal defendant Virgin Galactic and allege that, *inter alia*, between July 10, 2019, through October 14, 2021, at least, the Individual Defendants breached their fiduciary duty to the Company by: (i) misrepresenting operations to the investing public, who purchased Company stock at artificially inflated prices; (ii) causing the Company to overpay with stock spent to acquire Virgin Galactic's legacy business; and (iii) as to certain of them, selling Company stock while possessing material nonpublic information about material issues at artificially inflated prices. Plaintiffs allege that the Individual Defendants had knowledge of the destruction of the Company's spaceship stabilizers in 2019, Federal Aviation Administration violations that led to grounding flights in 2021 and suspension of

the Company's license, and undisclosed delays in commercial launches due to needed repairs, but failed to disclose the same to investors, instead making a series of materially false and misleading statements touting the Company's purported safety efforts, among other things, including in filings with the Securities and Exchange Commission and proxy solicitations governed by Section 14(a) of the Securities Exchange Act of 1934. The Derivative Actions allege that, as a result of the foregoing, the Company experienced reputational and financial harm.

Why is There a Settlement of the Derivative Actions?

The Court has not decided in favor of Defendants or Plaintiffs. Instead, the Parties agreed to the Settlement to avoid the distraction, costs, and risks of further litigation, and because the Parties agree, and the Company determined, that the Settlement, including the cash that will be paid by Defendants' insurer(s) and the Reforms that the Company will adopt, implement, and maintain, provide substantial benefits to Virgin Galactic and its stockholders.

Defendants have denied and continue to deny each and all of the claims and contentions alleged by the Plaintiffs in the Derivative Actions. Defendants have expressly denied and continue to deny all charges of wrongdoing or liability against them arising out of any of the conduct, statements, acts, or omissions alleged, or that could have been alleged, in the Derivative Actions. Nonetheless, Defendants have concluded that it is desirable for the Derivative Actions to be fully and finally settled in the matter and upon the terms and conditions set forth in this Stipulation.

THE COURT HAS NOT FINALLY DETERMINED THE MERITS OF PLAINTIFFS' CLAIMS OR THE DEFENSES THERETO. THIS NOTICE DOES NOT IMPLY THAT THERE HAS BEEN OR WOULD BE ANY FINDING OF VIOLATION OF THE LAW BY THE INDIVIDUAL DEFENDANTS OR THAT RECOVERY COULD BE HAD IN ANY AMOUNT IF THE DERIVATIVE ACTIONS WERE NOT SETTLED.

The Settlement Hearing, and Your Right to Object to the Settlement

On May 19, 2026, the Court entered an order preliminarily approving the Stipulation and the Settlement contemplated therein (the "Preliminary Approval Order") and providing for notice of the Settlement to be provided to Virgin Galactic stockholders. The Preliminary Approval Order further provides that the Court will hold a hearing on July 28, 2026 at 11:00 a.m. before the Honorable Orelia E. Merchant, at the United States District Court for the Eastern District of New York, 225 Cadman Plaza East, Brooklyn, NY 11201, in Courtroom 6C South (the "Settlement Hearing"), to, among other things: (i) determine whether the proposed Settlement is fair, reasonable and adequate and in the best interests of the Company and its stockholders; (ii) consider any objections to the Settlement submitted in accordance with this Notice; (iii) determine whether a judgment should be entered dismissing all claims in the Demand Futile Action with prejudice, and releasing Plaintiffs' Released Claims against Defendants' Released Persons; (iv) determine whether the Court should approve the agreed-to Fee and Expense Amount; (v) determine whether the Court should approve the Service Awards for the five Plaintiffs, which shall be funded from the Fee and Expense Amount; and (vi) consider any other matters that may properly be brought before the Court in connection with the Settlement. Upon final approval of the Settlement, the Demand Refused Action will be dismissed with prejudice.

The Court may, in its discretion, change the date and/or time of the Settlement Hearing without further notice to you. If you intend to attend the Settlement Hearing, please consult the Court's calendar or the Investor Relations page of the Company's website, https://investors.virgingalactic.com/overview/default.aspx, for any change in the date and/or time of the Settlement Hearing.

Any Person who owned Virgin Galactic stock as of April 23, 2026 and who will continue to own Virgin Galactic stock through the date of the Settlement Hearing ("Current Virgin Galactic Stockholder") and who wishes to object to the fairness, reasonableness, or adequacy of the Settlement as set forth in the Stipulation, or to the Fee and Expense Amount or Service Awards, may file with the Court a written objection. An objector must, at least twenty-one (21) days prior to the Settlement Hearing: (1) file with the Clerk of the Court and serve (either by hand delivery or by first class mail) upon the below listed counsel a written objection to the Settlement setting forth (i) a written notice of objection with the case name and number (*In re Virgin Galactic Holdings, Inc. Derivative Litigation*, Lead Case No. 1:22-cv-00933-OEM-LKE (E.D.N.Y.)); (ii) the Person's name, legal address, and telephone number; (iii) notice of whether such Person intends to appear at the Settlement Hearing and the reasons such Person desires to appear and be heard, and whether such Person is represented by counsel and, if so, contact information for counsel; (iv) competent evidence that such Person held shares of Virgin Galactic common stock as of the date of the Stipulation and continues to hold such stock as of the date the objection is made, including the date(s) such shares were acquired; (v) a statement of objections to any matters before the Court, the grounds therefor, as well as all documents or writings such Person desires the Court to consider; and (vi) the identities of any witnesses such Person plans on calling at the Settlement Hearing, along with a summary description of their expected testimony. Any objector who does not timely file and serve a notice of intention to appear in accordance with this paragraph shall be foreclosed from raising any objection to the Settlement and from objecting at the Settlement Hearing, except for good cause shown.

IF YOU MAKE A WRITTEN OBJECTION, IT MUST BE RECEIVED BY THE CLERK OF THE COURT NO LATER THAN JULY 7, 2026. The Clerk's address is:

Clerk of the Court
United States District Court for the Eastern District of New York
225 Cadman Plaza East
Brooklyn, NY 11201

YOU ALSO MUST DELIVER COPIES OF THE MATERIALS TO PLAINTIFFS' COUNSEL AND DEFENDANTS' COUNSEL SO THEY ARE RECEIVED NO LATER THAN JULY 7, 2026. Counsel's addresses are:

Counsel for Plaintiffs:
THE BROWN LAW FIRM, P.C.
Timothy Brown
767 Third Avenue, Suite 2501
New York, NY 10017
Telephone: (516) 922-5427

GAINEY McKENNA & EGLESTON
Thomas J. McKenna
260 Madison Avenue, 22nd Floor
New York, NY 10016
Telephone: (212) 983-1300

Counsel for Defendants:
LATHAM & WATKINS LLP
Kristin N. Murphy
650 Town Center Drive, 20th Floor
Costa Mesa, CA 92626
Telephone: (714) 540-1235

An objector may file an objection on his, her, or its own or through an attorney hired at his, her, or its own expense. If an objector hires an attorney to represent him, her, or it for the purposes of making such objection, the attorney must serve (either by hand delivery or by first class mail) a notice of appearance on the counsel listed above and file such notice with the Court no later than twenty-one (21) calendar days before the Settlement Hearing. Any Virgin Galactic stockholder who does not timely file and serve a written objection complying with the above terms shall be deemed to have waived, and shall be foreclosed from raising, any objection to the Settlement, and any untimely objection shall be barred.

Any objector who files and serves a timely, written objection in accordance with the instructions above, may appear at the Settlement Hearing either in person or through counsel retained at the objector's expense. Objectors need not attend the Settlement Hearing, however, in order to have their objections considered by the Court.

If you are a Current Virgin Galactic Stockholder and do not take steps to appear in this action and object to the proposed Settlement, you will be bound by the Judgment of the Court and will forever be barred from raising an objection to the settlement in the Derivative Actions, and from pursuing any of the Released Claims.

CURRENT VIRGIN GALACTIC STOCKHOLDERS AS OF APRIL 23, 2026 WHO HAVE NO OBJECTION TO THE SETTLEMENT DO NOT NEED TO APPEAR AT THE SETTLEMENT HEARING OR TAKE ANY OTHER ACTION.

Interim Stay and Injunction

Pending the Court's determination as to final approval of the Settlement, Plaintiffs and all other Virgin Galactic stockholders are barred and enjoined from commencing, prosecuting, instigating, continuing, or in any way participating in the commencement or prosecution of any action asserting any Plaintiffs' Released Claims derivatively against any of the Defendants' Released Persons.

Scope of the Notice

This Notice is a summary description of the Derivative Actions, the complaints, the terms of the Settlement, and the Settlement Hearing. For a more detailed statement of the matters involved in the Derivative Actions, reference is made to them in the Stipulation and its exhibits, copies of which may be reviewed and downloaded at the Investor Relations page of the Company's website, https://investors.virgingalactic.com/overview/default.aspx.

* * *

You may obtain further information by contacting Plaintiffs' Counsel at: (i) Timothy Brown, The Brown Law Firm, P.C., 767 Third Avenue, Suite 2501, New York, NY 10017, Telephone: (516) 922-5427, E-mail: tbrown@thebrownlawfirm.net; (ii) Thomas J. McKenna, Gainey McKenna & Egleston, 260 Madison Ave., 22nd Floor, New York, NY 10016, Telephone: (212) 983-1300, Email: tjmckenna@gme-law.com.

PLEASE DO NOT CALL THE COURT OR DEFENDANTS WITH QUESTIONS ABOUT THE SETTLEMENT.